Exhibit 1











INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8 of our report dated December 1, 1997, appearing in this Annual Report on Form 11-K of Seneca Foods Corporation Employees' Savings Plan for the year ended December 31, 1996.





/s/DELOITTE & TOUCHE LLP
Rochester, New York
December 10, 1997